EXHIBIT 99.1

** NEWS RELEASE **

            HOT TOPIC, INC. REPORTS SECOND QUARTER EPS DECREASES 17%
                           TO $0.10 PER DILUTED SHARE

         CITY of INDUSTRY, CA, August 18, 2004 -- Hot Topic, Inc. (Nasdaq National Market: HOTT), reported net income for the quarter ended July 31, 2004 decreased to $4.6 million or $0.10 per diluted share, from $5.9 million or $0.12 per diluted share for the same period last fiscal year. Net sales for the second quarter increased 18% to $136.3 million, from $115.7 million for the second quarter of fiscal 2003.

         As previously reported, comparable store sales decreased 2.1% for the quarter compared to the second quarter of fiscal 2003. At the end of the quarter, the company operated 613 stores, including 59 Torrid stores, compared to 497 stores, including 40 Torrid stores, at the end of the second quarter of fiscal 2003.

         For the first 26 weeks of fiscal 2004, net income was $10.0 million or $0.20 per diluted share, compared to $10.3 million or $0.21 per diluted share for the comparable period last year, an earnings per share decrease of 5%. The Company previously reported its net sales for the 26 weeks ended July 31, 2004 were $264.4 million, an increase of 22% over net sales of $216.4 million for the first 26 weeks of fiscal 2003, and comparable-store sales increased 0.8%.

         The Company also announced that it expects to open 90 new Hot Topic stores in 2004, ten more than the previously-announced 80 new Hot Topic stores. The Company expects to end the year operating 77 Torrid stores and 591 Hot Topic stores.

         A conference call to discuss second quarter results, business trends, and other matters will be conducted today at 4:30 PM Eastern time. The conference call number is 800-370-0869, and will be accessible to all interested parties. The conference call will also be webcast at www.companyboardroom.com. A replay will be available at 877-519-4471, pass code 5019549, for approximately 10 days.

         Hot Topic, Inc. is a national mall-based specialty retailer. Hot Topic offers apparel, accessories and gifts to young men and women principally between the ages of 12 and 22. Torrid, the company's second concept, provides plus-size fashion-forward apparel and accessories that target young women principally between the ages of 15 and 29. The company currently operates 562 Hot Topic stores in 50 states and Puerto Rico, 62 Torrid stores, and Internet stores www.hottopic.com and www.torrid.com.

         In addition to the historical information contained herein, this news release contains forward-looking statements, which include statements relating to financial results, guidance, projections and other financial performance, and managing growth. These statements involve risks and uncertainties, including risks and uncertainties associated with meeting expected financial results, management of growth, relationships with mall developers and operators, the risk that available cash or mall space will not be adequate for planned expansion, fluctuations in sales and comparable store sales results, risks and uncertainties with respect to new store openings including risks associated with the company's new store concepts and Internet stores, music and fashion trends, competition from other retailers, uncertainties generally associated with specialty retailing, the effect of economic conditions, the effect of severe weather or natural disasters, political and/or social changes or events that could negatively impact shopping patterns and/or mall traffic as well as other risks detailed in the company's SEC reports, including its Quarterly Report on Form 10-Q for the quarter ended May 1, 2004 and the Annual Report on Form 10-K for the year ended January 31, 2004. The historical results achieved are not necessarily indicative of the future prospects of the company.

Contact:

Hot Topic, Inc., City of Industry, CA
Mr. Jim McGinty, CFO (626) 839-4681 x2675
Mr. Marc Campbell, Director of IR (626) 839-4681 x2419

                                 HOT TOPIC, INC.
                          SUMMARY STATEMENTS OF INCOME
                                   (Unaudited)

                                                           Second Quarter Ended
                                                           ---------------------
                                                           July 31,     Aug. 2,
                                                              2004         2003
                                                           --------     --------
(In thousands, except per share amounts)

Net sales                                                  $136,263     $115,728
Cost of goods sold, including buying,
 distribution and occupancy costs                            89,420       74,087
                                                           --------     --------
Gross margin                                                 46,843       41,641
Selling, general and administrative expenses                 39,515       32,307
                                                           --------     --------
Operating income                                              7,328        9,334
Interest income-net                                             204          247
                                                           --------     --------
Income before income taxes                                    7,532        9,581
Provision for income taxes                                    2,885        3,691
                                                           --------     --------
Net income                                                 $  4,647     $  5,890
                                                           ========     ========

Earnings per share
   Basic                                                   $   0.10     $   0.12
   Diluted                                                 $   0.10     $   0.12
Weighted average shares outstanding
   Basic                                                     46,565       47,360
   Diluted                                                   48,023       49,127

                                                             Six Months Ended
                                                           ---------------------
                                                           July 31,     Aug. 2,
                                                              2004         2003
                                                           --------     --------
(In thousands, except per share)

Net sales                                                  $264,406     $216,386
Cost of goods sold, including buying,
 distribution and occupancy costs                           173,246      139,132
                                                           --------     --------
Gross margin                                                 91,160       77,254
Selling, general and administrative expenses                 75,500       61,165
                                                           --------     --------
Operating income                                             15,660       16,089
Interest income-net                                             556          606
                                                           --------     --------
Income before income taxes                                   16,216       16,695
Provision for income taxes                                    6,211        6,394
                                                           --------     --------
Net income                                                 $ 10,005     $ 10,301
                                                           ========     ========
Earnings per share
   Basic                                                   $   0.21     $   0.22
   Diluted                                                 $   0.20     $   0.21
Weighted average shares outstanding
   Basic                                                     47,242       47,164
   Diluted                                                   49,055       48,833

                                 HOT TOPIC, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (Unaudited)

                                                            July 31,    Aug. 2,
                                                              2004         2003
                                                            --------    --------
Current Assets:
 Cash, cash equivalents and short-term investments          $ 71,635    $ 70,257
 Inventory                                                    80,906      63,985
 Prepaid expenses and other                                   11,704       9,636
 Deferred tax assets                                           2,259       2,093
                                                            --------    --------
Total current assets                                         166,504     145,971
Leaseholds, fixtures and equipment - net                     103,044      80,949
Deposits and other                                               204         182
Deferred tax assets                                               --         683
                                                            --------    --------
Total assets                                                $269,752    $227,785
                                                            ========    ========
Current Liabilities:
 Accounts payable                                           $ 47,060    $ 28,547
 Accrued liabilities                                          22,966      18,478
 Income taxes payable                                          1,094          --
                                                            --------    --------
Total current liabilities                                     71,120      47,025
Deferred rent                                                  3,597       2,708
Deferred tax liability                                         3,316          --
                                                            --------    --------
Total liabilities                                             78,033      49,733
Shareholders' equity                                         191,719     178,052
                                                            --------    --------
Total liabilities and shareholders' equity                  $269,752    $227,785
                                                            ========    ========

                                 HOT TOPIC, INC.
                                   OTHER DATA
                             (Dollars in thousands)
                                   (Unaudited)
                                                              Six Months Ended
                                                            July 31,     Aug. 2,
                                                              2004        2003
                                                            --------    --------
Depreciation and amortization                               $ 10,440    $  8,946
Capital expenditures                                        $ 25,338    $ 17,943
Number of stores open at end of period:
  Hot Topic                                                      554         457
  Torrid                                                          59          40
Total store square footage                                 1,107,000     888,000